CERTIFICATE OF FORMATION OF DYNAGAS OPERATING GP LLC AS A LIMITED LIABILITY COMPANY

REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS DUPLICATE COPY

The original of this Document was filed in accordance with Section 9 of the Limited Liability Company Act on

NON RESIDENT
May 29, 2013

/s/
Deputy Registrar

Reg. No. 962418

CERTIFICATE OF FORMATION

OF

DYNAGAS OPERATING GP LLC

UNDER SECTION 9 OF THE LIMITED LIABILITY COMPANY ACT OF 1996
OF THE REPUBLIC OF THE MARSHALL ISLANDS

The undersigned, Michael Gregos, an Authorized Person of Dynagas Operating GP LLC, for the purpose of forming a limited liability company under and pursuant to the provisions of the Limited Liability Company Act of 1996 of the Republic of the Marshall Islands, hereby certifies:

1.	The name of the Limited Liability Company (the "Company") is: Dynagas Operating GP LLC

2.
The registered address of the Company in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. The name of the registered agent of the Company in the Marshall Islands upon whom process may be served at such address is The Trust Company of the Marshall Islands, Inc.

3.	The formation date of the Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 29th day of May, 2013.

DYNAGAS OPERATING GP LLC

/s/ Michael Gregos
Name: Michael Gregos
Title: Authorized Person

REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

I HEREBY CERTIFY that

DYNAGAS OPERATING GP LLC

is duly formed and has filed a Certificate of Formation under the provisions of the Marshall Islands Limited Liability Company Act on

May 29, 2013

WITNESS my hand and the official seal of the Registry on May 29, 2013

/s/
Deputy Registrar

Reg. No. 962418